KINETICS MUTUAL FUNDS, INC.
FOURTH AMENDMENT TO THE SUB-DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT dated as of this 18TH day of December, 2009, to the Sub-Distribution Agreement, dated as of September 20, 2000, as amended December 15, 2005, March 5, 2007 and December 6, 2007, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Funds Distributor Inc., (the “Distributor”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Sub-Distributor”).

RECITALS

WHEREAS, the parties have entered into a Sub-Distribution Agreement (the “Agreement”); and

WHEREAS, the parties desire to amend said Agreement; and

WHEREAS, the Agreement allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Schedule A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	QUASAR DISTRIBUTORS, LLC

By: /s/ Jay Kesslen	By: /s/ James Schoenike
Name: Jay Kesslen	Name: James R. Schoenike
Title: Vice President	Title: President

KINETICS FUNDS DISTRIBUTOR, INC.

By: /s/ Leonid Polyakov
Name: Leonid Polyakov
Title: Treasurer

SCHEDULE A
to the
SUB-DISTRIBUTION AGREEMENT
by and among

Kinetics Mutual Funds, Inc.
Kinetics Funds Distributor, Inc.
and
Quasar Distributors, LLC
at December,  2009

Names of Funds

The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Global Fund – No Load Class
The Global Fund – Advisor Class A
The Global Fund – Advisor Class C
The Global Fund – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Tactical Paradigm Fund – No Load Class
The Tactical Paradigm Fund – Advisor Class A
The Tactical Paradigm Fund – Advisor Class C
The Tactical Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Kinetics Government Money Market Fund – No Load Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Water Infrastructure Fund -- No Load Class
The Water Infrastructure Fund – Advisor Class A
The Water Infrastructure Fund – Advisor Class C
The Water Infrastructure Fund – Institutional Class
The Multi-Disciplinary Fund – No Load Class
The Multi-Disciplinary Fund – Advisor Class A
The Multi-Disciplinary Fund – Advisor Class C
The Multi-Disciplinary Fund – Institutional Class